Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

American Rebel Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	457(c) and (h)	500,000	(2)	$4.03	(3)	$2,015,000	0.00015310	$308.50
Equity	Common Stock, par value $0.001 per share	457(c) and (h)	7,652	(4)	$4.03	(3)	$30,837.56	0.00015310	$4.73
Total Offering Amounts							$2,045,837.56	—	$313.23
Total Fee Offsets							—	—	—
Net Fee Due							—	—	$313.23

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the American Rebel Holdings, Inc. 2025 Stock Incentive Plan (the “2025 Plan”) and the American Rebel Holdings, Inc. 2021 Long-Term Stock Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Reflects 500,000 shares of Common Stock issuable pursuant to the terms of the 2025 Plan.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $4.03 per share, the average of the high ($5.27) and low ($2.79) prices of the Common Stock, as reported on the Nasdaq Capital Market on April 3, 2025, a date within five business days prior to the filing of this Registration Statement.

(4)	Reflects 7,652 shares of Common Stock currently issuable pursuant to the terms of the 2025 Plan.